FORM OF EMPLOYMENT AGREEMENT

                          dated as of November 4, 1996

                                 by and between

                                 MICROAGE, INC.

                                       and

                                    EXECUTIVE

                                TABLE OF CONTENTS


ARTICLE I--DUTIES AND TERM.......................................................................  1
         1.1      Employment.....................................................................  1
         1.2      Position and Responsibilities..................................................  1
         1.3      Term...........................................................................  2
         1.4      Location.......................................................................  2

ARTICLE II--COMPENSATION.........................................................................  2
         2.1      Base Salary....................................................................  2
         2.2      Bonus Payment..................................................................  2
         2.3      Stock Options..................................................................  3
         2.4      Additional Benefits............................................................  3

ARTICLE III--TERMINATION OF EMPLOYMENT...........................................................  4
         3.1      Death or Retirement of Executive...............................................  4
         3.2      By Executive...................................................................  4
         3.3      By Company.....................................................................  4

ARTICLE IV--COMPENSATION UPON TERMINATION OF EMPLOYMENT..........................................  5
         4.1      Upon Termination for Death or Disability.......................................  5
         4.2      Upon Termination by Company for Cause or by Executive Without Good
                  Reason.........................................................................  5
         4.3      Upon Termination by the Company Without Cause or by Executive for Good
                  Reason.........................................................................  6
         4.4      Upon Termination by the Company Without Cause Following a Change
                  of Control or by Executive for Good Reason Following a Change of Control.......  7

ARTICLE V--RESTRICTIVE COVENANTS.................................................................  7
         5.1      Confidential Information and Materials.........................................  7
         5.2      General Knowledge..............................................................  8
         5.3      Executive Obligations as to Confidential Information and Materials.............  9
         5.4      Inform Subsequent Employers....................................................  9
         5.5      Ideas and Inventions...........................................................  9
         5.6      Inventions and Patents......................................................... 10
         5.7      Copyrights..................................................................... 10
         5.8      Conflicting Obligations and Rights............................................. 10
         5.9      Non-Competition................................................................ 11
         5.10     Non-Disparagement.............................................................. 12
         5.11     Remedies....................................................................... 12
         5.12     Scope of Article............................................................... 13

ARTICLE VI--MISCELLANEOUS........................................................................ 13
         6.1      Definitions.................................................................... 13
         6.2      Key Man Insurance.............................................................. 16
         6.3      Mitigation of Damages; Set-Off; Dispute Resolution............................. 17
         6.4      Successors; Binding Agreement.................................................. 17
         6.5      Modification; No Waiver........................................................ 18
         6.6      Severability................................................................... 18
         6.7      Notices........................................................................ 18
         6.8      Assignment..................................................................... 19
         6.9      Entire Understanding........................................................... 19
         6.10     Executive's Representations.................................................... 19
         6.11     Liability of Company with Respect to Insurance Policy.......................... 19
         6.12     Governing Law.................................................................. 19

EXHIBIT A--SPLIT DOLLAR AGREEMENT

EXHIBIT B--EXECUTIVE'S RIGHTS

EXHIBIT C--EXECUTIVE'S EXISTING OBLIGATIONS AND CLAIMS

EXHIBIT D--DISPUTE RESOLUTION PROCEDURES

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of ________________, by and between MICROAGE, INC., a Delaware corporation (the "Company"), and _____________ ("Executive").

                                R E C I T A L S:
                                - - - - - - - -


         WHEREAS, the Company and Executive desire to enter into an Employment Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other valuable consideration, the sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

                               A G R E E M E N T:

                                    ARTICLE I

                                 DUTIES AND TERM

         1.1 Employment. In consideration of their mutual covenants and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the Company agrees to hire Executive, and Executive agrees to remain in the employ of the Company, upon the terms and conditions herein provided.

         1.2 Position and Responsibilities.

                  (a) Executive shall serve as __________________ of MicroAge, Inc. (or in a capacity and with a title of at least substantially equivalent quality). Executive agrees to perform services not inconsistent with his position as shall from time to time be assigned to him by the Chief Executive Officer or President of the Company.

                  (b) Executive further agrees to serve, if elected, as a director of the Company and as an officer or director of any subsidiary or affiliate of the Company.

                  (c) During the period of his employment hereunder, Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder.

         1.3 Term. The term of Executive's employment under this Agreement shall commence on the date first above written and shall continue, unless sooner terminated, until November 2, 1997;

provided, however, that commencing on November 4, 1996 and on each subsequent day thereafter, the Executive's term of employment shall automatically be extended without further action by the Company or Executive for the twelve (12) month period commencing on each such day.

         1.4 Location. During the period of his employment under this Agreement, Executive shall not be required, except with his prior written consent, to relocate his principal place of employment outside Maricopa County, Arizona. Required travel on the Company's business shall not be deemed a relocation so long as Executive is not required to provide his services hereunder outside of Maricopa County, Arizona, for more than fifty (50%) percent of his working days during any consecutive six (6) month period.

                                   ARTICLE II

                                  COMPENSATION

         For all services rendered by Executive in any capacity during his employment under this Agreement, including, without limitation, services as a director, officer or member of any committee of the Board of the Company or of the board of directors of any subsidiary or affiliate of the Company, the Company shall compensate Executive as follows:

         2.1 Base Salary. The Company shall pay to Executive an annual base salary of not less than $_______ (such amount, less any salary waivers under the 1994 Management Equity Program or any subsequent management equity or other waiver program adopted by the Company is hereinafter referred to as the "Base Salary") during the term hereof; provided, however, that in the event the Company institutes a salary reduction program which affects all exempt employees (as defined by standard Company policies in compliance with the Fair Labor Standards Act) by the same percentage, then Executive's Base Salary may be reduced by such percentage (and the term "Base Salary" as used in this Agreement shall refer to Base Salary as so adjusted). Executive's Base Salary shall be paid in equal semi-monthly installments. The Base Salary shall be reviewed annually by the Board or a committee designated by the Board and the Board or such committee may, in its discretion, increase the Base Salary.

         2.2 Bonus Payment. During the period of Executive's employment under this Agreement, Executive shall be entitled to bonus payments, if any shall be due, pursuant to the Executive Bonus Plan which has been established by resolution of the Board for fiscal year 1997 (the "1997 Executive Bonus Plan"). The Company shall use all reasonable efforts to cause the Board or a committee thereof to establish in each fiscal year during the term hereof an executive bonus plan that is similar to the 1997 Executive Bonus Plan in providing for incentive compensation to Executive based on a formula related to the Company's profits during such fiscal year. Any bonus under the 1997 Executive Bonus Plan or any such subsequent plan, less any bonus waivers under the 1997 Management Equity Program or any subsequent management equity or other waiver program adopted by the Company, is referred to herein as the "Annual Incentive Bonus."

         2.3 Stock Options. The Company shall use all reasonable efforts to establish and maintain one or more stock option plans in which Executive shall be entitled to participate to the same extent as other Designated Members of the Executive Council (as such term is defined in Section 6.1 hereof). The terms and conditions of such plan(s) shall be determined and administered by the Board or a committee thereof.

         2.4 Additional Benefits. Executive shall be entitled to participate in all employee benefit and welfare programs, plans and arrangements (including, without limitation, pension, profit sharing, supplemental pension and other retirement plans, insurance, hospitalization, medical and group disability benefits, travel or accident insurance plans) and to receive fringe benefits, such as dues and fees of professional organizations and associations, which are from time to time available to the Company's executive personnel; provided, however, there shall be no duplication of termination or severance benefits, and to the extent that such benefits are specifically provided by the Company to Executive under other provisions of this Agreement, the benefits available under the foregoing plans and programs shall be reduced by any benefit amounts paid under such other provisions. Executive shall during the period of his employment hereunder continue to be provided with benefits at a level which shall in no event be less in any material respect than the benefits made available to Executive by the Company as of the date of this Agreement. Notwithstanding the foregoing, the Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniformly to Designated Members of the Executive Council entitled to participate therein, and Executive's benefits shall be reduced or terminated accordingly. Specifically, without limitation, Executive shall receive the following benefits:

                  (a) Death Benefit. Within thirty (30) days of the date of execution of this Agreement, the Company and Executive shall enter into a Split Dollar Agreement.

                  (b) Short-Term Disability Benefits. In the event of Executive's failure substantially to perform his duties hereunder on a full-time basis for a period not exceeding 180 consecutive days or for periods aggregating not more than 180 days during any twelve-month period as a result of incapacity due to physical or mental illness, the Company shall continue to pay the Base Salary to Executive during the period of such incapacity, but only in the amounts and to the extent that disability benefits payable to Executive under Company-sponsored insurance policies are less than Executive's Base Salary.

                  (c) Relocation Expenses. In the event Executive's principal place of employment is relocated by mutual consent of the parties outside Maricopa County, Arizona, the Company shall reimburse Executive for all usual relocation expenses incurred by Executive and his household in moving to the new location, including, without limitation, moving expenses and rental payments for temporary living quarters in the area of relocation for a period not to exceed six (6) months.

                  (d) Reimbursement of Business Expenses. The Company shall, in accordance with standard Company policies, pay, or reimburse Executive for, all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement.

                  (e) Vacations. Executive shall be entitled to 20 business days, excluding Company holidays, of paid vacation during each year of employment hereunder which he shall earn in arrears (i.e., Executive shall be entitled to no vacation days during his first year of employment). Executive may accrue and carry forward no more than five unused vacation days from any particular year of his employment under this Agreement to the next.


                                   ARTICLE III

                            TERMINATION OF EMPLOYMENT

         3.1 Death or Retirement of Executive. Executive's employment under this Agreement shall automatically terminate upon the death or Retirement (as defined in Section 6.1) of Executive.

         3.2 By Executive. Executive shall be entitled to terminate his employment under this Agreement by giving Notice of Termination (as defined in Section 6.1) to the Company:

                  (a)      for Good Reason (as defined in Section 6.1);

                  (b)      at any time without Good Reason.

         3.3 By Company. The Company shall be entitled to terminate Executive's employment under this Agreement by giving Notice of Termination to Executive:

                  (a) in the event of Executive's Total Disability (as defined in Section 6.1);

                  (b)      for Cause (as defined in Section 6.1); and

                  (c)      at any time without Cause.

                                   ARTICLE IV

                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

         If Executive's employment hereunder is terminated in accordance with the provisions of Article III hereof, except for any other rights or benefits specifically provided for herein following his period of employment, the Company shall be obligated to provide compensation and benefits to Executive only as follows, subject to the provisions of Section 5.11 hereof:

         4.1 Upon Termination for Death or Disability. If Executive's employment hereunder is terminated by reason of his death or Total Disability, the Company shall:

                  (a) pay Executive (or his estate) or beneficiaries any Base Salary which has accrued but not been paid as of the termination date (the "Accrued Base Salary");

                  (b) pay Executive (or his estate) or beneficiaries for unused vacation days accrued as of the termination date in an amount equal to his Base Salary multiplied by a fraction the numerator of which is the number of accrued unused vacation days and the denominator of which is 260 (the "Accrued Vacation Payment");

                  (c) reimburse Executive (or his estate) or beneficiaries for expenses incurred by him prior to the date of termination which are subject to reimbursement pursuant to this Agreement (the "Accrued Reimbursable Expenses");

                  (d) provide to Executive (or his estate) or beneficiaries any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of Executive's death or Total Disability under applicable law;

                  (e) pay Executive (or his estate) or beneficiaries any Annual Incentive Bonus with respect to a prior fiscal year which has accrued but has not been paid; and in addition,

                  (f) Executive (or his estate) or beneficiaries shall have the right to exercise all vested unexercised stock options and warrants outstanding at the termination date in accordance with terms of the plans and agreements pursuant to which such options or warrants were issued.

         4.2 Upon Termination by Company for Cause or by Executive Without Good Reason. If Executive's employment is terminated by the Company for Cause, or if Executive terminates his employment with the Company other than (x) upon Executive's death or Total Disability or (y) for Good Reason, the Company shall:

                  (a)      pay Executive the Accrued Base Salary;

                  (b)      pay Executive the Accrued Vacation Payment;

                  (c)      pay Executive the Accrued Reimbursable Expenses;

                  (d) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

                  (e) pay Executive any accrued Annual Incentive Bonus with respect to a prior year which has accrued but has not been paid; and in addition

                  (f) Executive shall have the right to exercise vested options and warrants in accordance with Section 4.1(f).

         4.3 Upon Termination by the Company Without Cause or by Executive for Good Reason. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, the Company shall:

                  (a)      pay Executive the Accrued Base Salary;

                  (b)      pay Executive the Accrued Vacation Payment;

                  (c)      pay Executive the Accrued Reimbursable Expenses;

                  (d) pay Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

                  (e) pay Executive any Annual Incentive Bonus with respect to a prior year which has accrued but has not been paid;

                  (f) pay Executive commencing on the thirtieth day following the termination date twelve monthly payments equal to one-twelfth of the sum of (1) Executive's Base Salary in effect immediately prior to the time such termination occurs, plus (2) the average of the Annual Incentive Bonuses paid to Executive for the two (2) fiscal years immediately preceding the fiscal year in which the termination occurs (or if less than two, the amount of his single Annual Incentive Bonus, if any). For purposes of this subsection (f), no Annual Incentive Bonus received under the Company's Executive Bonus Plan prior to the 1997 Executive Bonus Plan shall be considered. Should Executive attain alternative employment during the twelve (12) month payment period, the Company's obligations under this Section 4.3(f) will be reduced by the amount of Executive's compensation from his new employer. For example, if Executive were entitled to receive $19,583 per month for twelve (12) months under this Section 4.3(f), and if, at the beginning of the seventh (7th) month following his termination date, he finds alternative employment that pays him $15,000 per month, the Company would be obligated to pay Executive six (6) monthly payments of $19,583, and six (6) monthly payments of $4,583 under this Section 4.3(f);

                  (g) maintain in full force and effect, for Executive's and his eligible beneficiaries' continued benefit, until the first to occur of
(x) his attainment of alternative employment or (y) 12 months following the termination date of his employment hereunder the employee benefits provided pursuant to Company-sponsored benefit plans, programs or other arrangements in which Executive was entitled to participate as a full-time employee immediately prior to such termination in accordance with Section 2.4 hereof, subject to the terms and conditions of such plans and programs (the "Continued Benefits"). If Executive's continued participation is not permitted under the general terms and provisions of such plans, programs and arrangements, the Company shall arrange to provide Executive with Continued Benefits substantially similar to those which Executive would have been entitled to receive under such plans, programs and arrangements; and in addition

                  (h) Executive shall have the right to exercise vested options and warrants in accordance with Section 4.1(f).

         4.4 Upon Termination by the Company Without Cause Following a Change of Control or by Executive for Good Reason Following a Change of Control. If following a Change of Control,

Executive's employment is terminated by the Company Without Cause or by Executive for Good Reason, the Company shall:

                  (a) Make the payments and provide to Executive the benefits under Section 4.3 other than under Section 4.3(f) hereof; and in addition

                  (b) Pay to Executive a lump sum payment on or prior to the thirtieth day following the termination date of Executive's employment hereunder in an amount equal to one hundred fifty percent (150%) of the sum of
(1) Executive's Base Salary in effect for the fiscal year immediately prior to the fiscal year in which the Change of Control occurs, plus (2) the average of the Annual Incentive Bonuses paid to Executive for the two (2) fiscal years immediately preceding the fiscal year in which the Change of Control occurs (or if less than two, the amount of his single Annual Incentive Bonus, if any). For purposes of this subsection (b), no Annual Incentive Bonus received under the Company's Executive Bonus Plan prior to the 1997 Executive Bonus Plan shall be considered.

                                    ARTICLE V

                              RESTRICTIVE COVENANTS

         5.1 Confidential Information and Materials. Executive hereby agrees and acknowledges that the following ideas, information and materials in written, oral, magnetic, photographic, optical or other form and whether now existing or developed or created during the period of Executive's employment or engagement with the Company (the "Confidential Information") are proprietary to the Company and are highly sensitive in nature:

                  (a) Hardware. Any and all ideas, concepts, know-how, techniques, structures, information and materials relating to the design, development, engineering, invention, patent, patent application, manufacture or improvement of any and all equipment, components, devices, techniques, processes or formulas (including, without limitation, mask works, semi-conductor chips, processors, memories, disc drives, tape heads, computer terminals, keyboards, storage devices, printers, and optical storage media) and any and all components, devices, techniques or circuitry incorporated in any of the above which is or are constructed, designed, improved, altered or used by the Company and which is or are not generally known to the public or within the industries in which the Company competes.

                  (b) Software. Any and all ideas, concepts, know-how, techniques, structures, information and materials relating to existing computer software or firmware products and computer software or firmware in various stages of research and development including without limitation source code, object and load modules, requirements specifications, design specifications, design notes, flow charts, coding sheets, annotations, documentation, technical and engineering data, laboratory studies, benchmark test results, and the structures, organization, designs, formulas and algorithms which reside in the software and which are not generally known to the public or within the industries or trades in which the Company competes.

                  (c) Business Procedures. Internal business procedures and business plans, including analytical methods and procedures, licensing techniques, manufacturing information and procedures such as formulations, processes and equipment, technical and engineering data, vendor names, other vendor information, purchasing information, financial information, service and operational manuals and documentation therefor, ideas for new products and services and other such information which relates to the way the Company conducts its business and which is not generally known to the public.

                  (d) Legal Rights. All patents, copyrights, trade secrets, trademarks and service marks, and the like.

                  (e) Marketing Plans and Customers Lists. Any and all customer and marketing information and materials, such as (i) strategic data, including marketing and development plans, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Company which have been or are being discussed; (ii) financial data, price and cost objectives, price lists, pricing policies and procedures, and estimating and quoting policies and procedures; and (iii) customer data, including customer lists, names of existing, past or prospective customers and their representatives, data about or provided by prospective, existing or past customers, customer service information and materials, data about the terms, conditions and expiration dates of existing contracts with customers and the type, quantity and specifications of products and services purchased, leased or licensed by customers of the Company.

                  (f) Not Generally Known. Any and all information not generally known to the public or within the industries or trades in which the Company competes.

         5.2 General Knowledge. The general skills and experience gained by Executive during Executive's employment or engagement by the Company, and information publicly available or generally known within the industries or trades in which the Company competes, is not considered Confidential Information. Following the Non-Competition Period (as defined in Section 5.9), Executive is not restricted from working with a person or entity which has independently developed information or materials similar to the Confidential Information, but in such a circumstance, Executive agrees not to disclose the fact that any similarity exists between the Confidential Information and the independently developed information and materials, and Executive understands that such similarity does not excuse Executive from the non-disclosure and other obligations in this Agreement.

         5.3 Executive Obligations as to Confidential Information and Materials. During Executive's employment or engagement by the Company, Executive will have access to the Confidential Information and will occupy a position of trust and confidence with respect to the Confidential Information and the Company's affairs and business. Executive agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information:

                  (a) Non-Disclosure. During and after Executive's Employment or engagement by the Company, Executive will not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the performance of Executive's duties with the Company. Executive understands that Executive is not allowed to sell, license, market or otherwise exploit any products or services (including software or firmware in any form) which embody in whole or in part any Confidential Information.

                  (b)      Prevent   Disclosure.   Executive   will   take   all
reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities.

                  (c) Abide by the Company's Restrictions. Executive will treat as confidential and proprietary any information or materials from outside the Company which the Company is obligated to treat as confidential or proprietary, in accordance with the Company's reasonable instructions to Executive.

                  (d) Return All Materials. Upon termination of Executive's employment or engagement by the Company for any reason whatsoever, Executive will deliver to the Company all tangible materials embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine-readable media and equipment which in any way relate to the Confidential Information. Of course, Executive agrees not to retain any copies of any of the above materials.

         5.4 Inform Subsequent Employers. Executive covenants and agrees that, for a period of 12 months following termination of the Non-Competition Period, prior to accepting subsequent employment with an employer engaged in substantially the same line of work as the Company, Executive shall: (a) inform any such subsequent employer in writing that this Agreement exists; and (b) provide the Company with a copy of such writing.

         5.5 Ideas and Inventions. Executive agrees to assign to the Company all of Executive's right, title and interest in or to any and all ideas, concepts, know-how, techniques, processes, inventions, discoveries, developments, works of authorship, innovations and improvements ("Inventions") conceived or made by Executive, whether alone or with others, whether patentable or not, except those that the Executive developed entirely on Executive's own time without using the Company's equipment, supplies, facilities, or trade secret information and which neither (1) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company nor (2) result from any work performed by the Executive for the Company. Executive agrees to disclose all Inventions to the Company promptly, and to provide all assistance reasonably requested by the Company in the preservation of its interests in the Inventions (such as by executing documents, testifying, etc.), such assistance to be provided at the Company's expense but without any additional compensation to Executive.

         5.6 Inventions and Patents. Executive agrees that from this date until Executive leaves the Company's employment, Executive shall keep the Company informed of any Inventions made by Executive, in whole or in part, or conceived by Executive, alone or with others, which result from any work Executive may do for, or at the request of, the Company, or which relate to the Company's activities, investigations, or obligations.

                  (a) Assertion of Rights. Executive shall, at the expense of the Company, assist the Company or its nominees to obtain patents for such Inventions in any countries throughout the world. Such Inventions shall be the property of the Company or its nominees, whether patented or not. Executive shall and does, without charge to the Company, assign to the Company, all of Executive's right, title, and interest in and to such Inventions, including patents and patent applications and reissues thereof. Executive agrees to execute, acknowledge, and deliver any instruments confirming the complete ownership by the Company of such Inventions. Such assignments shall include the right to sue for infringement.

                  (b) Reserved Inventions. Descriptions of all ideas, concepts, know-how, techniques, processes, inventions, discoveries, developments, innovations and improvements which Executive made, conceived or acquired prior to Executive's employment by the Company and all patents and patent applications relating thereto (collectively referred to as "Executive's Rights") are attached hereto in Exhibit B, and Executive's Rights shall be excluded from this Agreement. Executive represents that the absence of any Executive's Rights in Exhibit B, shall indicate that Executive owns no such Executive's Rights at the time of signing this Agreement.

         5.7 Copyrights. Executive agrees that any work prepared by Executive during the course of Executive's employment or engagement hereunder which is eligible for United States copyright protection or protection under the Universal Copyright Convention, the Berne Copyright Convention and/or the Buenos Aires Copyright Convention shall be a work made for hire. In the event any such work is deemed not to be a work made for hire, Executive hereby assigns all right, title and interest in and to the copyright in such work to the Company, and agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of its copyright in such work, such assistance to be provided at the Company's expense but without any additional compensation to Executive.

         5.8 Conflicting Obligations and Rights. Executive agrees to inform the Company in writing of any apparent conflict between Executive's work for the Company and (i) any obligations Executive may have to preserve the confidentiality of another's proprietary information or materials, or (ii) any rights Executive claims to any patents, copyrights, trade secrets, or other inventions, ideas or similar rights, before performing that work. Otherwise, the Company may conclude that no such conflict exists and Executive agrees thereafter to make no such claim against the Company. The Company shall receive such disclosures in confidence. All such existing obligations and claims of Executive, if any, as of the date of this Agreement are listed on Exhibit C attached hereto.

         5.9      Non-Competition.

                  (a) Non-competition. By execution of this Agreement, Executive agrees that during his employment with the Company and for a period of twelve (12) months following the date of expiration or termination of his employment hereunder (the "Non-Competition Period") for any reason (whether such termination shall be voluntary or involuntary), Executive will not, within the United States (in which territory Executive acknowledges that the Company has sold or marketed its products or services and conducted its Business, as defined in Section 5.9(d) as of the date hereof), directly or indirectly, compete with the Company by carrying on a business that is substantially similar to the Business. Executive agrees that the 12 month period referred to in the preceding sentence shall be extended by the number of days included in any period of time during which he is or was engaged in activities constituting a breach of this Section 5.9.

                  (b)      Definition  of  "Compete".  For the  purposes of this
Section 5.9, the term "compete" shall mean with respect to the Business: (i) managing, supervising, or otherwise participating in a management or sales capacity; (ii) calling on, soliciting, taking away, accepting as a client or customer, or attempting to call on, solicit, take away, or accept as a client or customer, any individual partnership, corporation, company, association, or other entity that was a client or customer of the Company as of immediately prior to the date hereof; (iii) hiring, soliciting, taking away, or attempting to hire, solicit, or take away, either on Executive's behalf or on behalf of any other person or entity, any person serving immediately prior to the date hereof or during the term hereof as an employee in connection with the Business; or
(iv) entering into or attempting to enter into any business substantially similar to the Business, either alone or with any individual, partnership, corporation, company, association, or other entity.

                  (c) Direct or Indirect Competition. For the purposes of this Section 5.9, the words "directly or indirectly" as they modify the word "compete" shall mean (i) acting as an agent, representative, consultant, officer, director, member, independent contractor, or employee of any entity or enterprise that is competing (as defined in Section 5.9(b) hereof) with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, member, creditor, or stockholder (except as a stockholder holding less than a one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective client or customer of the Company or any entity having title to the goodwill of the Company with respect to the Business.

                  (d) Business. For purposes of this Agreement, the term "Business" shall mean the delivery of systems integration services and master distribution of information technology product services, as conducted by the Company immediately prior to the date hereof and/or developed during the term of this Agreement.

                  (e)      Executive expressly agrees and acknowledges that:

                           (i) it will require at least twelve (12) months for the Company to locate, hire and train an appropriate individual to perform the functions and duties that Executive is performing hereunder;

                           (ii) the Company has protected business interests throughout the United States and that competition with and against such business interests would be harmful to the Company;

                           (iii) this covenant not to compete is reasonable as to time and geographical area and does not place any unreasonable burden upon him;

                           (iv) the general public will not be harmed as a result of enforcement of this covenant not to compete;

                           (v) his personal legal counsel has reviewed this covenant not to compete; and

                           (vi) he understands and hereby agrees to each and every term and condition of this covenant not to compete (including, without limitation, the provisions of Section 5.11).

         5.10 Non-Disparagement. During the term of this Agreement and the Non-Competition Period, neither Executive nor the Company shall disparage the other, and neither shall disclose to any third party the conditions of Executive's employment with the Company except as may be required (i) pursuant to applicable law or regulations, including the rules and regulations of the Securities and Exchange Commission, (ii) to effectuate the provisions of employee plans or programs and insurance policies, or (iii) as may be otherwise contemplated herein or unless such information becomes publicly available without fault of the party making such disclosure.

         5.11 Remedies. Executive expressly agrees and acknowledges that the covenants set forth in Sections 5.1 through Section 5.10 are necessary for the protection of the interests of the Company and its affiliates because of the nature and scope of their business and his position with the Company. Further, Executive acknowledges that any breach of such covenants would result in irreparable damage to the Company, and that money damages will not sufficiently compensate the Company for its injury caused thereby, and that the remedy at law for any breach or threatened breach of any of such covenants will be inadequate and, accordingly agrees, that the Company shall, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance and that in addition to such money damages he may be restrained and enjoined from any continuing breach of this covenant not to compete without any bond or other security being required of any court. Executive further acknowledges and agrees that if such covenants, or any of them, are deemed to be unenforceable and/or the Executive fails to comply with this Article V, the Company has no obligation to provide any compensation or other benefits described in Article IV hereof. The remedies set forth in this
Section 5.11 shall be included in any award in favor of the Company under Exhibit D hereto.

         5.12 Scope of Article. For purposes of this Article V, unless the context otherwise requires, the term "Company" includes MicroAge, Inc., its direct and indirect subsidiaries, and its affiliates.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a)      "Accrued Base Salary" - as defined in Section 4.1(a);

                  (b)      "Accrued Benefits" - as defined in Section 4.1(d);

                  (c)      "Accrued  Reimbursable  Expenses"  -  as  defined  in
Section 4.1(c);

                  (d)      "Accrued  Vacation  Payment"  - as defined in Section
4.1(b);

                  (e)      "Annual Incentive Bonus" - as defined in Section 2.2;

                  (f)      "Base Salary" - as defined in Section 2.1;

                  (g) "Board" - shall mean the Board of Directors of the Company;

                  (h) "Cause" shall mean the occurrence of any of the following:

                           (i) Executive's gross and willful misconduct which is injurious to the Company;

                           (ii) Executive's engaging in fraudulent conduct with respect to the Company's business or in conduct of a criminal nature that may have an adverse impact on the Company's standing and reputation;

                           (iii) the continued and unjustified failure or refusal by Executive to perform the duties required of him by this Agreement which failure or refusal shall not be cured within fifteen
         (15) days following (A) receipt by Executive of written notice from the Board specifying the factors or events constituting such failure or refusal, and (B) a reasonable opportunity for Executive to correct such deficiencies;

                           (iv) Executive's use of drugs and/or alcohol in violation of then current Company policy; or

                           (v)  Executive's   breach  of  his  obligation  under
         Section 1.2(c) hereof which shall not be cured within fifteen (15) days after written notice thereof to Executive.

                  (i) "Change of Control" shall mean and shall be deemed to have occurred if:

                           (i) After the date of this Agreement, any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision thereto) directly or indirectly of securities of the Company representing 15 percent or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at an election of directors; provided, however, that, for purposes of this subparagraph, "person" shall exclude the Company, its subsidiaries, any person acquiring such securities directly from the Company, any employee benefit plan sponsored by the Company or from Executive or any stockholder owning 15% or more of the combined voting power of the Company's outstanding securities as of the date of this Agreement; or

                           (ii) Any stockholder of the Company owning 15 percent or more of the combined voting power of the Company's outstanding securities as of the date of this Agreement shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company (other than through the acquisition of securities directly from the Company or from Executive) representing 25 percent or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at an election of directors; or

                           (iii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 80 percent of the Board, provided, however, that any person becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 80 percent of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision thereto) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iv) Approval by the stockholders of the Company and consummation of (A) a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company, in each case, with or to a corporation or other person or entity of which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 60 percent of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged, consolidated or purchasing corporation (or in the case of a non-corporate person or entity, functionally equivalent voting power) and 80 percent of the members of the Board of which corporation (or functional equivalent in the case of a non-corporate person or entity) were not members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or sale, or
         (B) a liquidation or dissolution of the Company.

                  (j)      "Confidential  Information"  - as  defined in Section
5.1;

                  (k)      "Continued Benefits" - as defined in Section 4.3(g);

                  (l) "Designated Members of the Executive Council" - shall mean the members of the Company's Executive Council other than the Chief Executive Officer, President, Vice Chairman of the Board and the Chief Financial Officer;

                  (m) "Expiration" shall mean the expiration of Executive's employment hereunder in accordance with Section 1.3;

                  (n) "Good Reason" shall mean the occurrence of any of the following:

                           (i)  Material  change by the  Company in  Executive's
         function, duties or responsibilities which would cause Executive's position with the Company to become of less dignity, responsibility and importance than those associated with his functions, duties or responsibilities January 6, 1997;

                           (ii) Executive's Base Salary is reduced by the Company (unless such reduction is pursuant to a salary reduction program as described in Section 2.1 hereof) or there is a material reduction in the benefits that are in effect for the Executive on January 6, 1997 in accordance with Section 2.4 (unless such reduction is pursuant to a uniform reduction in benefits for all Designated Members of the Executive Council);

                           (iii) Except with Executive's prior written consent, relocation of Executive's principal place of employment to a location outside of Maricopa County, Arizona, or requiring Executive to travel on the Company's business more than is required by Section 1.4 hereof; or

                           (iv) Other material breach of this Agreement by the Company, which breach is not cured within fifteen (15) days after written notice thereof is received by the Company.

                  (o)      "1997  Executive  Bonus Plan" - as defined in Section
2.2.

                  (p)      "Non-Competition  Period"  - as  defined  in  Section
5.9(a);

                  (q) "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Each Notice of Termination shall be delivered at least thirty (30) days prior to the effective date of termination;

                  (r)      "Retirement" shall mean normal retirement at age 65;

                  (s)      "Termination"   shall   mean   the   termination   of
Executive's employment hereunder other than upon expiration of the term of such employment in accordance with Section 1.3;

                  (t) "Total Disability" shall mean Executive's failure substantially to perform his duties hereunder on a full-time basis for a period exceeding 180 consecutive days or for periods aggregating more than 180 days during any twelve-month period as a result of incapacity due to physical or mental illness. If there is a dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such dispute shall be submitted for resolution to a licensed physician agreed upon by the Board and Executive, or if an agreement cannot be promptly reached, the Board and Executive shall promptly select a physician, and if these physicians cannot agree, the physicians shall promptly select a third physician whose decision shall be binding on all parties. If such a dispute arises, Executive shall submit to such examinations and shall provide such information as such physician(s) may request, and the determination of the physician(s) as to Executive's physical or mental condition shall be binding and conclusive. Notwithstanding the foregoing, if Executive participates in any group disability plan provided by the Company which offers long-term disability benefits, "Total Disability" shall mean total disability as defined therein.

         6.2 Key Man Insurance. The Company shall have the right, in its sole discretion, to purchase "key man" insurance on the life of Executive. The Company shall be the owner and beneficiary of any such policy. If the Company elects to purchase such a policy, Executive shall take such physical examinations and supply such information as may be reasonably requested by the insurer.

         6.3      Mitigation of Damages; Set-Off; Dispute Resolution.

                  (a) Executive shall be required to mitigate the amount of any payment provided for in this Agreement (other than payments received pursuant to Section 4.4 hereof) by seeking other employment.

                  (b)      If there shall be any dispute between the Company and
Executive (i) in the event of any termination of Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by Executive, whether Good Reason existed, or (iii) otherwise arising out of this Agreement, the dispute shall be resolved in accordance with the dispute resolution procedures set forth in Exhibit D hereto, the provisions of which are incorporated as a part hereof, and the parties hereto hereby agree that such dispute resolution procedures shall be the exclusive method for resolution of disputes under this Agreement; provided, however, that (1) either party may seek preliminary judicial relief if, in its judgment, such action is necessary to avoid irreparable injury during the pendency of such procedures, and (2) nothing in Exhibit D shall prevent either party from exercising the rights of termination set forth in this Agreement. In the event of a dispute hereunder as to whether a termination by the Company was for Cause or by the Executive for Good Reason, until there is a resolution and award as provided in Exhibit D, the Company shall pay all amounts, and provide all benefits, to Executive and/or Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide hereunder as though such termination were by the Company without Cause or by Executive for Good Reason and shall pay the reasonable legal fees and expenses of counsel for Executive in connection with such dispute resolution; provided, however, that the Company shall not be required to pay any disputed amounts or any legal fees and expenses pursuant to this subparagraph
(b) except upon receipt of a written undertaking by or on behalf of Executive (and/or Executive's family or other beneficiaries, as the case may be) to repay, without interest or penalty, as soon as practicable after completion of the dispute resolution (A) all such amounts to which Executive (or Executive's family or other beneficiaries, as the case may be) is ultimately adjudged not be entitled with respect to the payment of such disputed amount(s) and (B) in addition, in the case of legal fees and expenses, a proportionate amount of legal fees and expenses attributable to any of Executive's claim(s) (or any of Executive's defenses or counter-claims(s)), if any, which shall have been found by the dispute resolver to have been frivolous or without merit. IT IS EXPRESSLY UNDERSTOOD THAT BY SIGNING THIS AGREEMENT, WHICH INCORPORATES BINDING ARBITRATION, THE COMPANY AND EXECUTIVE AGREE, EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN SECTION 5.11 AND THIS SECTION 6.3(b), TO WAIVE COURT OR JURY TRIAL AND TO WAIVE PUNITIVE, STATUTORY, CONSEQUENTIAL AND ANY DAMAGES, OTHER THAN COMPENSATORY DAMAGES.

         6.4 Successors; Binding Agreement. This Agreement shall be binding upon any successor to the Company and shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

         6.5 Modification; No Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other term or condition.

         6.6 Severability. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, shall not affect the validity or enforceability of any other covenant or agreement contained herein. If, in any judicial proceeding, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such duration or scope shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

         6.7 Notices. All the notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the parties hereto at the following addresses:

                           If to the Company, to it at:

                           MicroAge, Inc.
                           2400 South MicroAge Way
                           Tempe, Arizona  85282-1896
                           Attn:  Chief Executive Officer

                           With a copy to:

                           Matthew P. Feeney
                           Snell & Wilmer L.L.P.
                           One Arizona Center
                           Phoenix, Arizona  85004-0001

                           If Executive, to him at:

                           ----------------------------
                           ----------------------------
                           ----------------------------

         6.8 Assignment. This Agreement and any rights hereunder shall not be assignable by either party without the prior written consent of the other party except as otherwise specifically provided for herein.

         6.9 Entire Understanding. This Agreement (together with the Exhibit incorporated as a part hereof) constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

         6.10 Executive's Representations. Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

         6.11 Liability of Company with Respect to Insurance Policy. Executive has selected the insurer and policy referred to in Section 2.4(a) hereof, and the Company shall not have any liability to Executive (or his beneficiaries) should the insurance company which issues the policy referred to therein fail or refuse to pay (whether voluntarily or by reason of any order, injunction or otherwise) thereunder or if any rights or elections otherwise available to Executive thereunder are restricted or eliminated.

         6.12 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and wholly performed within such state.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    Company:

                                    MICROAGE, INC.



                                    By:
                                       ---------------------------------------
                                                      Jeffrey D. McKeever
                                                      Chairman of the Board and
                                                      Chief Executive Officer


                                    Executive:



                                    ------------------------------------------

                                    EXHIBIT A

                             SPLIT DOLLAR AGREEMENT
                             ----------------------

                                    EXHIBIT B

                               EXECUTIVE'S RIGHTS
                               ------------------

                                      None

                                    EXHIBIT C

                   EXECUTIVE'S EXISTING OBLIGATIONS AND CLAIMS
                   -------------------------------------------

                                      None

                                    EXHIBIT D

                          DISPUTE RESOLUTION PROCEDURES
                          -----------------------------


         A. If a  controversy  should  arise  which is covered by Section 6.3 of
Article VI, then not later than twelve (12) months from the date of the event which is the subject of dispute either party may serve on the other a written notice specifying the existence of such controversy and setting forth in reasonably specific detail the grounds thereof ("Notice of Controversy"); provided that, in any event, the other party shall have at least thirty (30) days from and after the date of the Notice of Controversy to serve a written notice of any counterclaim ("Notice of Counterclaim"). The Notice of Counterclaim shall specify the claim or claims in reasonably specific detail. If the Notice of Controversy or the Notice of Counterclaim, as the case may be, is not served within the applicable period, the claim set forth therein will be deemed to have been waived, abandoned and rendered unenforceable.

         B. Following receipt of the Notice of Controversy (or the Notice of Counterclaim, as the case may be), there shall be a three week period during which the parties will make a good faith effort to resolve the dispute through negotiation ("Period of Negotiation"). Neither party shall take any action during the Period of Negotiation to initiate arbitration proceedings.

         C. If the parties should agree during the Period of Negotiation to mediate the dispute, then the Period of Negotiation shall be extended by an amount of time to be agreed upon by the parties to permit such mediation. In no event, however, may the Period of Negotiation be extended by more than five weeks or, stated differently, in no event may the Period of Negotiation be extended to encompass more than a total of eight weeks.

         D. If the parties agree to mediate the dispute but are thereafter unable to agree within a week on the format and procedures for the mediation, then the effort to mediate shall cease, and the Period of Negotiation shall terminate four weeks from the Notice of Controversy (or the Notice of Counterclaim, as the case may be).

         E. Following the termination of the Period of Negotiation, the dispute (including the main claim and counterclaim, if any) shall be settled by arbitration, governed by the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq. ("FAA"), and judgment upon the award may be entered in any court having jurisdiction thereof. The format and procedures of the arbitration are set forth below (referred to below as the "Arbitration Agreement").

         F. A notice of intention to arbitrate ("Notice of Arbitration") shall be served within 45 days of the termination of the Period of Negotiation. If the Notice of Arbitration is not served within this period, the claim set forth in the Notice of Controversy (or the Notice of Counterclaim, as the case may be) will be deemed to have been waived, abandoned and rendered unenforceable.

         G. The arbitration, including the Notice of Arbitration, will be governed by the Commercial Rules of the American Arbitration Association ("AAA") in effect on the date of the

Notice of Arbitration, except that the terms of this Arbitration Agreement shall control in the event of any difference or conflict between such Rules and the terms of this Arbitration Agreement.

         H. The arbitrator shall reach a decision on the merits on the basis of applicable legal principles as embodied in the law of the State of Arizona. The arbitration hearing shall take place in Phoenix, Arizona.

         I. There shall be one arbitrator, regardless of the amount in controversy. The arbitrator selected, in order to be eligible to serve, shall be a lawyer in Phoenix, Arizona with at least 15 years specializing in either general commercial litigation or general corporate and commercial matters. In the event the parties cannot agree on a mutually acceptable single arbitrator from the list submitted by the AAA, the AAA shall appoint the arbitrator who shall meet the foregoing criteria.

         J. At the time of appointment and as a condition thereto, the arbitrator will be apprised of the time limitations and other provisions of this Arbitration Agreement and shall indicate such dispute resolver's agreement to the Tribunal Administrator to comply with such provisions and time limitations.

         K. During the 30 day period following appointment of the arbitrator, either party may serve on the other a request for limited numbers of documents directly related to the dispute. Such documents will be produced within seven days of the request.

         L. Following the thirty-day period of document production, there will be a forty-five day period during which limited depositions will be permissible. Neither party will take more than 5 depositions, and no deposition will exceed three hours of direct testimony.

         M. Disputes as to discovery or prehearing matters of a procedural nature shall be promptly submitted to the arbitrator pursuant to telephone conference call or otherwise. The arbitrator shall make every effort to render a ruling on such interim matters at the time of the hearing (or conference call) or within five business days thereafter.

         N. Following the period of depositions, the arbitration hearing shall promptly commence. The arbitrator will make every effort to commence the hearing within thirty days of the conclusion of the deposition period and, in addition, will make every effort to conduct the hearing on consecutive business days to conclusion.

         O. An award will be rendered, at the latest, within nine months of the date of the Notice of Arbitration and within thirty days of the close of the arbitration hearing. The award shall set forth the grounds for the decision (findings of fact and conclusions of law) in reasonably specific detail and shall also specify whether any claim (or defense or counter-claim) of Executive is found to be frivolous or without merit and what proportion, if any, of his legal fees and expenses which have been paid by the Company Executive shall be required to repay to the Company in accordance with Section 6.3(b). The award shall be final and nonappealable except as provided in the FAA and except that a court of competent jurisdiction shall have the power to review whether, as a matter of law, based upon the findings of fact by the arbitrator, the award should be confirmed or should be modified or vacated in order to correct any errors of law made by the arbitrator. Such judicial review shall be limited to issues of law, and the parties agree that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated.

         The award may only be made for compensatory damages, and if any other damages (whether exemplary, punitive, consequential, statutory or other) are included, the award shall be vacated and remanded, or modified or corrected, as appropriate to promote this damage limitation; provided, however, that an award in favor of the Company shall include the relief set forth in Section 5.11.
                                       D-3